Exhibit 99.1

Monday, March 2, 2009

ANGIOTECH PHARMACEUTICALS, INC. ANNOUNCES NEW SENIOR SECURED

TERM LOAN AND CREDIT FACILITIES

Vancouver, BC, March 2, 2009 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP) today announced it has obtained a new Senior Secured Term Loan and Revolving Credit Facility.  Wells Fargo Foothill, LLC is the sole arranger, administrative agent and lender for both the Term Loan and Revolving Credit Facility.

The financing includes a delayed draw secured term loan facility of up to $10 million, and a secured revolving credit facility with a borrowing base derived from the value of certain of the Company’s finished goods inventory and accounts receivable, providing up to an additional $22.5 million in available credit, subject to certain terms and conditions.  Any borrowings outstanding under the term loan and revolving credit facility bear interest ranging from LIBOR + 3.25% to LIBOR +3.75%, with a minimum Base LIBOR Rate of 2.25%.  The term loan and the revolving credit facility include certain covenants and restrictions with respect to our operations, require us to maintain certain levels of Adjusted EBITDA and interest coverage ratios, among other terms and conditions, and are secured by the assets of the Company and its Canadian and US subsidiaries.  The purpose of the financings is to provide additional liquidity and capital resources for working capital and general corporate purposes.

“We believe this financing will provide enhanced liquidity in the near term and provide us more flexibility and time for Angiotech to explore other longer-term options for our overall capital structure and working capital needs,” said Dr. William Hunter, President and CEO of Angiotech.  “We would like to thank Wells Fargo Foothill for their confidence in our business plan and providing us with capital in a difficult capital markets environment.”

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for 2009 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research, development, product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development and to expand manufacturing and commercialization activities or consummate acquisitions; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results.  These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; and any other factors referenced in our other filings with the Securities and Exchange Commission (“SEC”) and applicable Canadian regulatory authorities. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2007 filed with the SEC on Form 40-F and our quarterly report for the three months ended September 30, 2008 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2009 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech Pharmaceuticals

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

DeDe Sheel

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(415) 293-4412

dede.sheel@fdashtonpartners.com